Exhibit 99.1

NEWS RELEASE

Contact:	Press	Investors
	Jim Sheehan SeaChange	Monica Gould The Blueshirt Group
	1-978-897-0100 x3064	1-212-871-3927
	jim.sheehan@schange.com	monica@blueshirtgroup.com

SEACHANGE INTERNATIONAL REPORTS

FIRST QUARTER FISCAL 2016 RESULTS

•	New Customer Win with Major Canadian Service Provider for Adrenalin Multiscreen Deployment

•	Major U.S. Service Provider Completes Adrenalin Multiscreen Upgrade Across All Markets

•	Nucleus Gateway Advances to Second Commercial Deployment in Eastern Europe and Trial Phase in South America

ACTON, Mass. (June 4, 2015) – SeaChange International, Inc. (NASDAQ: SEAC) today reported first quarter fiscal 2016 revenue of $23.2 million and U.S. GAAP loss from operations of $9.5 million, or $0.28 per basic share, compared to first quarter fiscal 2015 revenue of $24.3 million and U.S. GAAP operating loss of $10.1 million, or $0.31 per basic share. Excluding stock-based compensation, amortization of acquisition-related intangible assets and earn-outs and change in fair value of earn-outs, all of which are non-cash expenses, on a non-GAAP basis adjusted net loss for the first quarter of 2016 was $6.8 million, or $0.20 per basic share, compared to an adjusted net loss of $7.2 million, or $0.22 per basic share, in the first quarter of 2015.

“SeaChange continues to outperform its multiscreen competitors to win the vast majority of opportunities we’ve pursued for our multiscreen television platform and video gateway,” said Jay Samit, Chief Executive Officer, SeaChange. “During the first quarter, a new Canadian service provider customer for SeaChange purchased Adrenalin, replacing the incumbent VOD platform provider. Further, one of our largest U.S. customers, which has over four million subscribers, completed its upgrade from Axiom to Adrenalin to offer multiscreen commercially in 20 markets. Our Nucleus video gateway software was commercially launched for a second Eastern European customer and advanced into field trials for a South American customer. I’m also pleased to announce that one of our largest customers awarded SeaChange with additional multi-million dollar contracts that will expand our set-top footprint across new markets with this customer. We were able to begin work immediately and take partial revenue on one of these contracts during our first quarter.”

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SeaChange Q1 FY16 Results/Page 2

Samit continued, “As our core products continue to take hold in markets globally, we’re working aggressively to secure opportunities for a new set of customers with our premium-OTT platform Rave. The message about our OTT differentiation is penetrating globally and we’re engaging with TV networks, broadcasters and niche content owners. In the first quarter of fiscal 2016 alone we responded to more requests for OTT proposals than we had identified for our multiscreen offering throughout all of fiscal 2015. Since we can rapidly establish cloud-based Rave market trials for extensive customer evaluation, we continue to anticipate that the OTT sales cycle will be shorter than it is typically for our on-premise products.”

“As announced this afternoon, I’m very pleased that our effort to reinstitute the COO role within our organization has concluded with the appointment of software industry veteran and SeaChange board member Ed Terino,” said Samit. “Ed is responsible for SeaChange’s software development, sales and service globally. With his extensive insight into our operations and markets, Ed will ensure our ability to further improve operations, augment customer satisfaction, and establish our software products in new markets.”

Anthony Dias, Chief Financial Officer, SeaChange, stated, “In addition to securing new contracts for our core products, we have made substantial progress on controlling our operating costs while delivering on our Adrenalin and Nucleus customer commitments, successfully introducing Rave to the marketplace, and integrating Timeline Labs throughout our organization. Our planned expense reductions remain on track and we anticipate realizing the full benefit of our streamlining efforts during the second half of fiscal 2016.”

Commenting on the Company’s outlook, Dias concluded, “We anticipate second quarter fiscal 2016 revenue to be in the range of $26 million to $28 million, and non-GAAP operating loss to be in the range of $0.15 to $0.09 per basic share. For full fiscal 2016, we continue to anticipate revenues to be in the range of $105 million to $115 million and non-GAAP operating loss to be in the range of $0.38 to $0.16 per basic share. As previously stated, our full year guidance reflects a moderate decrease in product revenue related to our transition to a SaaS model and legacy product revenue declines in the range of $7 million to $10 million. Legacy product revenue is on track to be less than $5 million starting in fiscal 2017. In line with this forecast, SeaChange has begun communicating with its Axiom VOD customers about the end of Axiom support and development by December 31, 2016 and the options for transitioning to the Adrenalin platform.”

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SeaChange Q1 FY16 Results/Page 3

SeaChange continues to maintain a strong balance sheet, ending the first quarter of fiscal 2016 with cash and cash equivalents of $85.3 million and no debt outstanding. During the quarter, the Company utilized $11.7 million in cash for its acquisition of Timeline Labs, which closed on February 2, 2015.

Read SeaChange’s June 4, 2015 COO appointment press release at

http://www.schange.com/seachange-terino-coo.

The Company will host a conference call to discuss its first quarter fiscal 2016 results at 5:00 p.m. ET today, Thursday, June 4, 2015. The call may be accessed at 877-407-8037 (U.S.) and 201-689-8037 (international) and via live webcast at www.schange.com/IR. A replay of the conference call will be available by phone through June 18, 2015 at 877-660-6853 (U.S.) or 201-612-7415 (international), conference ID 1360-9961. The webcast will be archived on the investor relations section of the Company’s website at www.schange.com/IR.

About SeaChange International

Enabling our customers to deliver billions of premium video streams across a matrix of pay-TV and OTT platforms, SeaChange (Nasdaq: SEAC) empowers service providers, broadcasters, content owners and brand advertisers to entertain audiences, engage consumers and expand business opportunities. As a three-time Emmy award-winning organization with over 20 years of experience, we give media businesses the content management, delivery, measurement and analytics capabilities they need to craft an individualized branded experience for every viewer that sets the pace for quality and value worldwide. Visit www.schange.com.

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SeaChange Q1 FY16 Results/Page 4

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including without limitation statements regarding our products, future financial performance, anticipated sales cycles, expense reduction, and developments with our customers and the industry, are neither promises nor guarantees and may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current assumptions and expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. Factors that could cause actual future results to differ materially from current expectations include the following: the continued spending by the Company’s customers on video systems and services; the continued development of the multiscreen video and OTT market; the inability to meet revenue targets for our SaaS-based multiscreen service offering; the Company’s ability to successfully introduce new products or enhancements to existing products and the rate of decline in revenue attributable to our legacy products; the Company’s transition to being a company that primarily provides software solutions; worldwide economic cycles; measures taken to address the variability in the market for our products and services; the loss of one of the Company’s large customers; consolidation in the television service providers industry; the cancellation or deferral of purchases of the Company’s products; the length of the Company’s sales cycles; the timing of revenue recognition of new products due to customer integration and acceptance requirements; any decline in demand or average selling prices for our products; failure to manage product transitions; failure to achieve our financial forecasts due to inaccurate sales forecasts or other factors; the Company’s ability to manage its growth; the risks associated with international operations; the ability of the Company and its intermediaries to comply with the Foreign Corrupt Practices Act; foreign currency fluctuation; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation; content providers limiting the scope of content licensed for use in the video-on-demand and OTT market or other limitations in materials we use to provide our products and services; the Company’s ability to obtain necessary licenses or distribution rights for third-party technology; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the impact of acquisitions, divestitures or investments made by the Company; the impact of changes in the market on the value of our investments; any impairment of the Company’s assets; changes in the regulatory environment; the Company’s ability to hire and retain highly skilled employees; the ability of the Company to manage and oversee the outsourcing of engineering work; additional tax liabilities to which the Company may be subject; the security measures of the Company are breached and customer data or our data is obtained unlawfully; service interruptions or delays from our third-party data center hosting facilities; the implementation of a restructuring program; if securities analysts do not publish favorable research or reports about our business; our use of non-GAAP reporting; the effectiveness of the Company’s disclosure controls and procedures and internal controls over financial reporting; the risks associated with purchasing material components from sole suppliers and using a limited number of third-party manufacturers; compliance with conflict minerals regulations; and the effect on revenue and reported results of a change in financial accounting standards.

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing under the caption “Certain Risk Factors” in the Company’s Annual Report on Form 10-K filed on April 7, 2015. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

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SeaChange Q1 FY16 Results/Page 5

SeaChange International, Inc.

Condensed Consolidated Balance Sheets

(Amounts in thousands)

	April 30, 2015	January 31, 2015
	(Unaudited)
Assets
Cash and cash equivalents	$72,971	$90,019
Marketable securities and restricted cash	12,290	15,382
Accounts and other receivables, net	26,369	31,550
Inventories, net	2,918	2,864
Prepaid expenses and other current assets	4,152	3,026
Property and equipment, net	15,349	15,869
Goodwill and intangible assets, net	70,996	48,322
Other assets	4,702	5,319

Total assets	$209,747	$212,351

Liabilities and Stockholders’ Equity
Accounts payable and other current liabilities	$16,088	$17,636
Deferred stock consideration	6,739	—
Deferred revenues	17,342	19,088
Other long term liabilities	1,855	1,493
Deferred tax liabilities and income taxes payable	3,048	3,083

Total liabilities	45,072	41,300

Total stockholders’ equity	164,675	171,051

Total liabilities and stockholders’ equity	$209,747	$212,351

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SeaChange Q1 FY16 Results/Page 6

SeaChange International, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, amounts in thousands, except per share data)

	Three Months Ended April 30,
	2015	2014
Revenues:
Products	$3,164	$5,058
Services	20,013	19,279

Total revenues	23,177	24,337

Cost of revenues:
Products	1,677	1,544
Services	11,203	11,595
Amortization of intangible assets	181	270
Stock-based compensation expense	—	37

Total cost of revenues	13,061	13,446

Gross profit	10,116	10,891

Operating expenses:
Research and development	9,533	10,928
Selling and marketing	3,668	3,438
General and administrative	3,887	4,016
Amortization of intangible assets	941	1,509
Stock-based compensation expense	711	559
Earn-outs and change in fair value of earn-outs	502	—
Professional fees—other	128	102
Severance and other restructuring costs	212	474

Total operating expenses	19,582	21,026

Loss from operations	(9,466)	(10,135)
Other (expenses) income, net	(229)	415

Loss before income taxes and equity income in earnings of affiliates	(9,695)	(9,720)
Income tax provision (benefit)	147	(234)
Equity income in earnings of affiliates, net of tax	17	19

Net loss	$(9,825)	$(9,467)

Net loss per share:
Basic loss per share	$(0.29)	$(0.29)

Diluted loss per share	$(0.29)	$(0.29)

Weighted average common shares outstanding:
Basic	33,328	32,985

Diluted	33,328	32,985

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SeaChange Q1 FY16 Results/Page 7

SeaChange International, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	Three Months Ended April 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(9,825)	$(9,467)
Adjustments to reconcile net loss to net cash used in operating activities from continuing operations:
Depreciation and amortization of property and equipment	870	995
Amortization of intangible assets	1,122	1,779
Fair value of contingent consideration	502	—
Stock-based compensation expense	711	596
Other	89	11
Changes in operating assets and liabilities, excluding impact of acquisition:
Accounts receivable	7,822	4,855
Unbilled receivables	(2,864)	40
Inventories	(148)	244
Prepaid expenses and other assets	(1,091)	(1,793)
Accounts payable	119	771
Accrued expenses	(2,118)	(3,731)
Deferred revenues	(1,467)	277
Other	(465)	141

Total cash used in operating activities	(6,743)	(5,282)

Cash flows from investing activities:
Purchases of property and equipment	(282)	(371)
Capitalized internal use software	(749)	—
Purchases of marketable securities	(2,033)	(1,543)
Proceeds from sale and maturity of marketable securities	4,034	538
Investment in affiliate	—	(2,000)
Cash paid for acquisition of business, net of cash acquired	(11,686)	—

Total cash used in investing activities	(10,716)	(3,376)

Cash flows from financing activities:
Repurchases of our common stock	—	(3,504)

Total cash used in financing activities	—	(3,504)

Effect of exchange rate changes on cash	411	(315)

Net decrease in cash and cash equivalents	(17,048)	(12,477)

Cash and cash equivalents, beginning of period	90,019	115,734

Cash and cash equivalents, end of period	$72,971	$103,257

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SeaChange Q1 FY16 Results/Page 8

Use of Non-GAAP Financial Information

We define non-GAAP (loss) income from operations as U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) operating (loss) income plus stock-based compensation expenses, amortization of intangible assets, earn-outs and change in fair value of earn-outs, professional fees associated with acquisitions, divestitures, litigation and strategic alternatives and severance and other restructuring costs. We discuss non-GAAP (loss) income from operations in our quarterly earnings releases and certain other communications as we believe non-GAAP (loss) income from operations is an important measure that is not calculated according to U.S. GAAP. We use non-GAAP (loss) income from operations in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our operations. We believe that non-GAAP (loss) income from operations assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP (loss) income from operations is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the non-GAAP (loss) income from operations financial adjustments described above, and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

In managing and reviewing our business performance, we exclude a number of items required by U.S. GAAP. Management believes that excluding these items is useful in understanding the trends and managing our operations. We provide these supplemental non-GAAP measures in order to assist the investment community to see SeaChange through the “eyes of management,” and therefore enhance the understanding of SeaChange’s operating performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures reflect adjustments based on the following items:

Amortization of Intangible Assets. We incur amortization expense of intangible assets related to various acquisitions that have been made in recent years. These intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. We believe that exclusion of these expenses allows comparisons of operating results that are consistent over time for both the Company’s newly-acquired and long-held businesses.

Stock-based Compensation Expense. We incur expenses related to stock-based compensation included in our U.S. GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. Although stock-based compensation is an expense we incur and is viewed as a form of compensation, the expense varies in amount from period to period, and is affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of our shares, risk-free interest rates and the expected term and forfeiture rates of the awards.

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SeaChange Q1 FY16 Results/Page 9

Earn-outs and Change in Fair Value of Earn-outs. Earn-outs and the change in the fair value of the earn-outs are considered by management to be non-recurring expenses to the former shareholders of the businesses we acquire. We also incur expenses due to changes in fair value related to contingent consideration that we believe would otherwise impair comparability among periods.

Professional Fees—Other. We have excluded the effect of legal and other professional fees associated with our acquisitions, divestitures, litigation and strategic alternatives because the amounts are largely considered to be significant non-operating expenses.

Severance and Other Restructuring. We incur charges due to the restructuring of our business, including severance charges and facility reductions resulting from our restructuring and streamlining efforts and any changes due to revised estimates, which we generally would not have otherwise incurred in the periods presented as part of our continuing operations.

The following table reconciles the Company’s U.S. GAAP (loss) income from operations to the Company’s non-GAAP (loss) income from operations:

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SeaChange Q1 FY16 Results/Page 10

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands)

	Three Months Ended April 30, 2015			Three Months Ended April 30, 2014
	GAAP As Reported	Adjustments	Non-GAAP	GAAP As Reported	Adjustments	Non-GAAP
Revenues:
Products	$3,164	$—	$3,164	$5,058	$—	$5,058
Services	20,013	—	20,013	19,279	—	19,279

Total revenues	23,177	—	23,177	24,337	—	24,337

Cost of revenues:
Products	1,677	—	1,677	1,544	—	1,544
Services	11,203	—	11,203	11,595	—	11,595
Amortization of intangible assets	181	(181)	—	270	(270)	—
Stock-based compensation	—	—	—	37	(37)	—

Total cost of revenues	13,061	(181)	12,880	13,446	(307)	13,139

Gross profit	10,116	181	10,297	10,891	307	11,198

Gross profit percentage	43.6%	0.8%	44.4%	44.8%	1.3%	46.0%
Operating expenses:
Research and development	9,533	—	9,533	10,928	—	10,928
Selling and marketing	3,668	—	3,668	3,438	—	3,438
General and administrative	3,887	—	3,887	4,016	—	4,016
Amortization of intangible assets	941	(941)	—	1,509	(1,509)	—
Stock-based compensation expense	711	(711)	—	559	(559)	—
Earn-outs and change in fair value of earn-outs	502	(502)	—	—	—	—
Professional fees—other	128	(128)	—	102	(102)	—
Severance and other restructuring costs	212	(212)	—	474	(474)	—

Total operating expenses	19,582	(2,494)	17,088	21,026	(2,644)	18,382

(Loss) income from operations	$(9,466)	$2,675	$(6,791)	$(10,135)	$2,951	$(7,184)

(Loss) income from operations percentage	(40.8%)	11.5%	(29.3%)	(41.6%)	12.1%	(29.5%)
Weighted average common shares outstanding:
Basic	33,328	33,328	33,328	32,985	32,985	32,985

Diluted	33,328	33,464	33,328	32,985	33,441	32,985

Non-GAAP operating (loss) income per share:
Basic	$(0.28)	$0.08	$(0.20)	$(0.31)	$0.09	$(0.22)

Diluted	$(0.28)	$0.08	$(0.20)	$(0.31)	$0.09	$(0.22)

Adjusted EBITDA:

Loss from operations			$(9,466)			$(10,135)

Depreciation expense			870			995
Amortization of intangible assets			1,122			1,779
Stock-based compensation expense			711			596
Earn-outs and changes in fair value			502			—
Professional fees: acquisitions, divestitures, etc.			128			102
Severance and other restructuring			212			474

Adjusted EBITDA			$(5,921)			$(6,189)

Adjusted EBITDA %			(25.5%)			(25.4%)

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